Exhibit 10.44
FIRST AMENDMENT OF LEASE
     THIS AGREEMENT, made as of the 25th day of November, 1987, between 401 PARK AVENUE SOUTH ASSOCIATES, (hereinafter referred as “Landlord”) and HEALTH MANAGEMENT SYSTEMS. INC. (hereinafter referred as “Tenant”).
W I T N E S S E T H
      WHEREAS, Landlord and Tenant entered into an Agreement of Lease dated January 6, 1986 (the “Lease”), covering certain premises known as a portion of the 11th floor in the building known as 401 PARK AVENUE SOUTH in the City, County and State of New York; and
     WHEREAS, the parties hereto desire to amend the Lease as follows:
1.	Commencing on the Availability Date (as hereinafter defined) the area of the premises shall be increased to include all available space on the 11th floor in the building.

2.	Commencing on the Availability Date, the amount payable for the rent pursuant to the Lease shall be increased as follows:

		ANNUAL	MONTHLY
FOR THE PERIOD BETWEEN:		INCREASE	INCREASE
(i )	February 1, 1988 and January 31, 1989	$119,092.32	$9,924.36
(ii)	February 1, 1989 and January 31, 1990	$126,237.84	$10,519.82
(iii)	February 1, 1990 and January 31, 1991	$133,812.12	$11,151.01
(iv)	February 1, 1991 and January 31, 1992	$141,840.84	$11,820.07
(v )	February 1, 1992 and January 21, 1993	$150,351.36	$12,529.28
3.	Commencing on the Availability Date, the percentage 6.0 contained in Article 39 of the Lease shall be changed to 8.333%.

4.	The term Availability Date as used in this Amendment shall mean the date on which the premises on the 11th floor of the Building, currently occupied by Marcon Dynamics are vacated.

5.	Except as heretofore and hereby amended, all of the terms, conditions and covenants in the Lease, including, without limitation, the provisions of the Lease relating to additional rent shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

401 PARK AVENUE SOUTH ASSOCIATES

BY:	/s/ Illegible

HEALTH MANAGEMENT SYSTEMS, INC.

BY	/s/ Vincent Hartley